UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

GENTEX CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street

Zeeland, Michigan		49464

(Address of principal executive offices)

		(Zip Code)

Registrant's telephone number, including area code:  (616) 772-1800

_____________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

In a Current Report on Form 8-K filed on May 17, 2011 (the "Initial Filing"), Gentex Corporation (the "Company") disclosed that at its 2011 Annual Meeting of Shareholders held on May 12, 2011, the Company's shareholders indicated their preference for shareholder advisory votes on named executive officer compenation to be held annually.  The Company hereby amends the Initial Filing to disclose the decision made with respect to the frequency of such votes. Except as provided herein, the Initial Filing remains in effect.

Section 5	Corporate Governance and Management

Item 5.07       Submission of Matters to a Vote of Security Holders.

(d)  The Board of Directors (the "Board") of the Company, after considering the results of the shareholder advisory vote at the Company's Annual Meeting of Shareholders held May 12, 2011, as reported in the Company's Current Report on Form 8-K filed on May 17, 2011, as well as the Board's recommendation with respect thereto, has adopted the shareholders' preference such that the Company will hold an annual shareholder advisory vote on compensation of the Company's named executive officers, until the next advisory vote on the frequency of shareholder advisory votes on named executive officer compensation is required or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 14, 2011	GENTEX CORPORATION
(Registrant)

	By:	/s/ Fred Bauer
Fred Bauer
Its Chairman of the Board and Chief Executive Officer